Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Gloo Holdings, Inc. on Form S-1 of our report dated July 23, 2025 on the consolidated financial statements of Gloo Holdings, LLC and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Los Angeles, California

October 17, 2025